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                                                      EXHIBIT 15



November 10, 1998



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Dear Sirs:

We are aware that Baxter International Inc. has included our report dated November 10, 1998 (issued pursuant to the provisions of Statement on Auditing Standards No. 71) in the Prospectus constituting part of its Registration Statements on Form S-8 (Nos. 2-82667, 2-86993, 2-97607, 33-8812, 33-15523,
33-15787, 33-28428, 33-33750, 33-54069, 333-43563 and 333-47019), on Form S-3
(Nos. 33-5044, 33-23450, 33-27505, 33-31388, 33-49820 and 333-19025) and on Form
S-4 (Nos. 33-808, 33-15357, 33-53937 and 333-47927). We are also aware of our responsibilities under the Securities Act of 1933.

Yours very truly,



PricewaterhouseCoopers LLP